UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 6, 2014

1st Source Corporation
(Exact name of registrant as specified in its charter)

Indiana	0-6233	35-1068133
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

100 North Michigan Street, South Bend, Indiana 46601
(Address of principal executive offices) (Zip Code)

574-235-2000
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

1st Source Corporation (the "Company") entered into an amendment (effective February 6, 2014) to Section 13 of the previously filed employment agreements with:

•	Christopher J. Murphy III, Chairman of the Board and Chief Executive Officer of the Company and of the Company's subsidiary, 1st Source Bank (the "Bank");

•	Andrea G. Short, Senior Vice President and Chief Financial Officer of the Company and of the Bank;

•	John B. Griffith, Secretary and General Counsel of the Company and Executive Vice President, Secretary and General Counsel of the Bank; and

•	Steven J. Wessell, Executive Vice President of the Bank.

The amendment removes the excise tax gross-up provision associated with the two-trigger change-in-control severance benefit in the agreements. It replaces that provision with a provision that allows for a possible reduction of such severance payments to the extent reduction is advantageous for the executive after taking into account any applicable excise tax.

Copies of the amendments to the employment agreements are attached as exhibits hereto and incorporated herein by reference.

ITEM 9.01    Financial Statements and Exhibits.

Exhibit 10(a)(1):    Amendment to Employment Agreement dated January 1, 2008 between 1st Source Corporation and Christopher J. Murphy III

Exhibit 10(a)(2):    Amendment to Employment Agreement dated January 1, 2013 between 1st Source Corporation and Andrea G. Short

Exhibit 10(a)(3):    Amendment to Employment Agreement dated January 1, 2008 between 1st Source Corporation and John B. Griffith

Exhibit 10(a)(4):    Amendment to Employment Agreement dated June 1, 2011 between 1st Source Corporation and Steven J. Wessell

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

1st SOURCE CORPORATION
(Registrant)

Date: March 12, 2014	/s/ John B. Griffith
John B. Griffith
Secretary and General Counsel